UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2015

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Holger Way

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 7, 2015, Brocade Communications Systems, Inc. (the “Company”), issued a press release announcing its intention to offer, subject to market and other conditions, up to $500 million principal amount of Convertible Senior Notes due in 2020 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. In addition, the Company expects to grant the initial purchasers for the offering an option to purchase up to an additional $75 million principal amount of notes from the Company to cover over-allotments. A copy of the press release is attached hereto as Exhibit 99.1 and is also incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 7, 2015 “Brocade Announces Plans to Offer $500 Million in Convertible Senior Notes.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: January 7, 2015	By:	/s/ Daniel W. Fairfax
Daniel W. Fairfax
Chief Financial Officer and Senior Vice President, Finance

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated January 7, 2015 “Brocade Announces Plans to Offer $500 Million in Convertible Senior Notes.”